Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports First Quarter 2019 Results

Consistent Execution Against Strategic Priorities Drives Increased Net Sales

SUSSEX, WI, April 30, 2019 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”) today reported results for its first quarter ending March 31, 2019.

First Quarter Highlights

•
Increased net sales by 3.8% to $1 billion primarily driven by the acquisition of Periscope partially offset by a 0.6% organic sales decline, and realized a net loss of $23 million, or $0.45 diluted loss per share.

•	Achieved Non-GAAP Adjusted EBITDA of $70 million, within the Company’s anticipated Q1 2019 guidance range of $65 million to $75 million, and Non-GAAP Adjusted diluted loss per share of $0.15.

•	Expect a mid-2019 close on the all-stock acquisition of LSC Communications (“LSC”), and both Quad and LSC have received the necessary shareholder approvals.

•	Reaffirms full-year 2019 guidance.

•	Declares quarterly dividend of $0.30 per share.

“Our first quarter results were in-line with our expectations and reflect our consistent execution against strategic priorities,” said Joel Quadracci, Quad Chairman, President & Chief Executive Officer. “These priorities include making long-term strategic investments that further accelerate our Quad 3.0 transformation, such as our recent acquisition of Periscope, a leading independent creative agency that further enhances our integrated marketing solutions platform. We also continue to prepare for and work toward completing the acquisition of LSC Communications and expect the all-stock transaction to close in mid-2019. We believe this combination will strengthen our print platform to fuel our Quad 3.0 transformation and create further stability and value for our clients and shareholders. Our Quad 3.0 strategy is working as evidenced in new or expanded work with clients and is a significant driver behind our best quarterly organic sales performance since 2014.”

Summary Results
Net sales increased 3.8% during the first quarter ended March 31, 2019, to $1 billion, primarily from the impact of the Periscope acquisition. Organic sales declined 0.6% after excluding a 4.4% acquisition sales impact. The organic results reflect ongoing print industry volume and pricing pressures partially offset by an increase in paper sales.

Net loss attributable to Quad common shareholders during the first quarter of 2019 was $22.5 million, or $0.45 loss per share, as compared to a loss of $3.5 million, or $0.07 per share, in 2018. Excluding the loss on debt extinguishment in 2019, an employee stock ownership plan contribution in 2018 and restructuring costs, Non-GAAP Adjusted Diluted Loss Per Share for the first quarter of 2019 was $0.15 per share compared to earnings of $0.58 per share in the first quarter 2018. First quarter 2019 Non-GAAP Adjusted EBITDA came in as expected at $70 million compared to $110 million in the first quarter of 2018, and Adjusted EBITDA Margin was 7.0% compared to 11.4% in 2018. The Adjusted EBITDA variance to prior-year primarily reflects $22 million in non-

recurring benefits in 2018 that did not repeat at the same level in 2019, an $8 million impact from strategic investments made to increase hourly production employees’ wages and the impact from the organic print sales decline of 0.6%, partially offset by the earnings impact from the growth in Quad’s integrated services revenues.

Net cash used in operating activities was $58.6 million for the first quarter of 2019, compared to net cash provided by operating activities of $2.2 million in the first quarter of 2018, and Free Cash Flow of negative $101 million as compared to negative $22 million in the first quarter of 2018. These variances were primarily due to lower net earnings, increased capital expenditures on long-term investments in automation and productivity improvements in the manufacturing platform, and an expected decrease in cash provided from working capital. As a reminder, the Company generates the majority of its Free Cash Flow in the fourth quarter of the year.

“We remain on track for delivering our 2019 financial guidance,” said Dave Honan, Quad Executive Vice President & Chief Financial Officer. “We continue to expect a decrease in Adjusted EBITDA in the front half of the year with growth in the back half of the year due to increasing synergies and revenues related to our Quad 3.0 integrated services offering as well as sustainable cost reductions and productivity improvements from the additional investments in our employees and automation.”

Quad’s next quarterly dividend of $0.30 per share will be payable on June 7, 2019, to shareholders of record as of May 20, 2019.

Quarterly Conference Call
Quad (NYSE: QUAD) will hold a conference call at 10 a.m. EST on Wednesday, May 1, to discuss first quarter 2019 results. Participants can pre-register for the webcast by navigating to http://dpregister.com/10129922. Participants will be given a unique PIN to gain immediate access to the call on May 1, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available shortly after the conference call ends, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10129922

The playback will be available until June 1, 2019.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the failure to successfully identify, manage, complete and integrate acquisitions and investments, including the proposed acquisition of LSC Communications, Inc. (“LSC”); the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of increased business complexity as a result of the Company’s transformation into a marketing solutions provider; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to attract and retain qualified talent across the enterprise; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of changes in postal rates, service levels or regulations; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impacts that the proposed acquisition of LSC may have on the Company, both prior to and following consummation of that acquisition; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share.  Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, net pension income, employee stock ownership plan contributions, loss (gain) on debt extinguishment, equity in (earnings) loss of unconsolidated entity, the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad) and net earnings (loss) attributable to noncontrolling interests.  Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.  Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, plus LSC-related payments primarily related to incremental interest payments associated with the 2019 amended debt refinancing and transaction-related costs.  Debt Leverage Ratio is defined as total debt and finance lease obligations divided by the last twelve months of Adjusted EBITDA.  Adjusted Diluted Earnings (Loss) Per Share is defined as earnings (loss) before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, employee stock ownership plan contributions, loss (gain) on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad
Quad (NYSE: QUAD) is a worldwide marketing solutions partner dedicated to creating a better way for its clients through a data-driven, integrated marketing platform that helps clients reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client onsite services and expanded subject expertise in marketing strategy, creative solutions, media deployment and marketing management services. With a client-centric approach that drives its expanded offering, combined with leading-edge technology and single-source simplicity, Quad believes it has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing and healthcare. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QUAD.com.

Investor Relations Contact
Kyle Egan
Director of Investor Relations and Assistant Treasurer, Quad
414-566-2482
kegan@quad.com

Media Contact
Claire Ho
Manager of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2019 and 2018
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Net sales	$1,004.7	$967.5

Cost of sales	837.1	792.4
Selling, general and administrative expenses	97.9	86.9
Depreciation and amortization	59.2	56.2
Restructuring, impairment and transaction-related charges	7.6	24.9
Total operating expenses	1,001.8	960.4

Operating income	$2.9	$7.1

Interest expense	21.8	17.3
Net pension income	(1.5)	(3.1)
Loss on debt extinguishment	15.9	—

Loss before income taxes and equity in loss (earnings) of unconsolidated entity	(33.3)	(7.1)

Income tax benefit	(10.6)	(3.3)

Loss before equity in loss (earnings) of unconsolidated entity	(22.7)	(3.8)

Equity in loss (earnings) of unconsolidated entity	0.1	(0.3)

Net loss	(22.8)	(3.5)

Less: net loss attributable to noncontrolling interests	(0.3)	—

Net loss attributable to Quad common shareholders	$(22.5)	$(3.5)

Loss per share attributable to Quad common shareholders
Basic and diluted	$(0.45)	$(0.07)

Weighted average number of common shares outstanding
Basic and diluted	49.6	50.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2019 and December 31, 2018
(in millions)
(UNAUDITED)

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$10.4	$69.5
Receivables, less allowances for doubtful accounts	512.3	528.7
Inventories	283.0	300.6
Prepaid expenses and other current assets	50.2	47.8
Total current assets	855.9	946.6

Property, plant and equipment—net	1,235.9	1,257.4
Operating lease right-of-use assets—net	127.3	—
Goodwill	114.8	54.6
Other intangible assets—net	172.6	112.6
Equity method investment in unconsolidated entity	3.9	4.0
Other long-term assets	92.8	93.9
Total assets	$2,603.2	$2,469.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$419.3	$511.0
Accrued liabilities	247.8	292.3
Short-term debt and current portion of long-term debt	52.4	42.9
Current portion of finance lease obligations	5.1	5.1
Current portion of operating lease obligations	33.6	—
Total current liabilities	758.2	851.3

Long-term debt	1,074.5	882.6
Finance lease obligations	9.8	10.3
Operating lease obligations	97.2	—
Deferred income taxes	19.9	32.1
Other long-term liabilities	223.7	232.6
Total liabilities	2,183.3	2,008.9

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	836.2	861.3
Treasury stock, at cost	(29.9)	(56.6)
Accumulated deficit	(249.9)	(211.4)
Accumulated other comprehensive loss	(155.3)	(152.2)
Quad’s shareholders’ equity	402.5	442.5
Noncontrolling interests	17.4	17.7
Total shareholders’ equity and noncontrolling interests	419.9	460.2
Total liabilities and shareholders’ equity	$2,603.2	$2,469.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2019 and 2018
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES
Net loss	$(22.8)	$(3.5)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	59.2	56.2
Employee stock ownership plan contribution	—	22.3
Impairment charges	1.7	7.9
Loss on debt extinguishment	15.9	—
Stock-based compensation	5.0	5.4
Gain from property insurance claims	(0.8)	(17.2)
Gain on the sale or disposal of property, plant and equipment	(3.0)	(2.2)
Deferred income taxes	(10.7)	0.9
Other non-cash adjustments to net loss	1.2	0.6
Changes in operating assets and liabilities—net of acquisitions	(104.3)	(68.2)
Net cash (used in) provided by operating activities	(58.6)	2.2

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(45.3)	(24.2)
Proceeds from the sale of property, plant and equipment	7.8	4.3
Proceeds from property insurance claims	0.3	13.4
Acquisition of businesses—net of cash acquired	(121.0)	(73.9)
Net cash used in investing activities	(158.2)	(80.4)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	490.4	—
Payments of long-term debt	(534.3)	(5.0)
Payments of finance lease obligations	(1.6)	(1.6)
Borrowings on revolving credit facilities	1,239.3	245.5
Payments on revolving credit facilities	(990.1)	(174.0)
Payments of debt issuance costs and financing fees	(20.2)	—
Proceeds from stock options exercised	—	4.0
Equity awards redeemed to pay employees’ tax obligations	(6.6)	(7.5)
Payment of cash dividends	(19.2)	(17.2)
Net cash provided by financing activities	157.7	44.2

Effect of exchange rates on cash and cash equivalents	—	(0.2)
Net decrease in cash and cash equivalents	(59.1)	(34.2)
Cash and cash equivalents at beginning of period	69.5	64.4
Cash and cash equivalents at end of period	$10.4	$30.2

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2019 and 2018
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended March 31, 2019
United States Print and Related Services	$898.7	$15.8	$4.5
International	106.0	1.9	1.6
Total operating segments	1,004.7	17.7	6.1
Corporate	—	(14.8)	1.5
Total	$1,004.7	$2.9	$7.6

Three months ended March 31, 2018
United States Print and Related Services	$867.8	$20.3	$20.4
International	99.7	5.7	1.0
Total operating segments	967.5	26.0	21.4
Corporate	—	(18.9)	3.5
Total	$967.5	$7.1	$24.9
______________________________

(1)	Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended March 31, 2019 and 2018
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Net loss attributable to Quad common shareholders	$(22.5)	$(3.5)
Interest expense	21.8	17.3
Income tax benefit	(10.6)	(3.3)
Depreciation and amortization	59.2	56.2
EBITDA (Non-GAAP)	$47.9	$66.7
EBITDA Margin (Non-GAAP)	4.8%	6.9%

Restructuring, impairment and transaction-related charges (1)	7.6	24.9
Net pension income (2)	(1.5)	(3.1)
Employee stock ownership plan contribution (3)	—	22.3
Loss on debt extinguishment (4)	15.9	—
Other (5)	—	(0.3)
Adjusted EBITDA (Non-GAAP)	$69.9	$110.5
Adjusted EBITDA Margin (Non-GAAP)	7.0%	11.4%
______________________________

(1)	Operating results for the three months ended March 31, 2019 and 2018, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2019	2018
Employee termination charges (a)	$4.3	$10.6
Impairment charges (b)	1.7	7.9
Transaction-related charges (c)	1.5	0.7
Integration costs (d)	0.8	0.1
Other restructuring (income) charges (e)	(0.7)	5.6
Restructuring, impairment and transaction-related charges	$7.6	$24.9
______________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and separation programs.

(b)	Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)	Integration costs were primarily costs related to the integration of acquired companies.

(e)
Other restructuring (income) charges includes costs to maintain and exit closed facilities, as well as lease exit charges, and is presented net of gains on the sale of facilities. Gains on the sale of facilities were $3.5 million and $2.2 million during the three months ended March 31, 2019 and 2018, respectively.

(2)
As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.

(3)	The Company made a $22.3 million non-cash contribution to its employee stock ownership plan during the three months ended March 31, 2018.

(4)
The $15.9 million loss on debt extinguishment recorded during the three months ended March 31, 2019, relates to the third amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on January 31, 2019.

(5)
Other includes the following items: (a) the equity in (loss) earnings of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net loss attributable to noncontrolling interests, which is the portion of the net earnings not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Three Months Ended March 31, 2019 and 2018
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Net cash (used in) provided by operating activities	$(58.6)	$2.2

Less: purchases of property, plant and equipment	(45.3)	(24.2)
Plus: LSC-related payments (1)	3.3	—

Free Cash Flow (Non-GAAP)	$(100.6)	$(22.0)
______________________________

(1)
LSC-related payments includes the incremental interest payments associated with the 2019 amended debt refinancing and payments for transaction-related costs associated with the proposed acquisition of LSC Communications, Inc.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of March 31, 2019 and December 31, 2018
(in millions, except ratio)
(UNAUDITED)

	March 31, 2019		December 31, 2018
Total debt and finance lease obligations on the condensed consolidated balance sheets	$1,141.8		$940.9
Divided by:
Trailing twelve months Adjusted EBITDA for Quad (Non-GAAP) (1)	$374.0		$414.6
Pro forma Adjusted EBITDA for acquired companies (Non-GAAP) (2)	7.8		2.9
Trailing twelve months Adjusted EBITDA (Non-GAAP)	$381.8		$417.5
Debt Leverage Ratio (Non-GAAP)	2.99	x	2.25	x
Debt Leverage Ratio—net of excess cash (Non-GAAP) (3)	2.99	x	2.11	x
______________________________

(1)	The calculation of Adjusted EBITDA for the trailing twelve months ended March 31, 2019, and December 31, 2018, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Three Months Ended
	December 31, 2018 (a)	March 31, 2019	March 31, 2018	March 31, 2019
Net earnings (loss) attributable to Quad common shareholders	$8.5	$(22.5)	$(3.5)	$(10.5)
Interest expense	73.3	21.8	17.3	77.8
Income tax benefit	(9.8)	(10.6)	(3.3)	(17.1)
Depreciation and amortization	230.7	59.2	56.2	233.7
EBITDA (Non-GAAP)	$302.7	$47.9	$66.7	$283.9
Restructuring, impairment and transaction-related charges	103.6	7.6	24.9	86.3
Net pension income	(12.4)	(1.5)	(3.1)	(10.8)
Employee stock ownership plan contribution	22.3	—	22.3	—
Loss on debt extinguishment	—	15.9	—	15.9
Other (b)	(1.6)	—	(0.3)	(1.3)
Adjusted EBITDA (Non-GAAP)	$414.6	$69.9	$110.5	$374.0
______________________________

(a)	Financial information for the year ended December 31, 2018, is included as reported in the Company’s 2018 Annual Report on Form 10-K filed with the SEC on February 20, 2019.

(b)	Other is comprised of equity in loss (earnings) of unconsolidated entity, Adjusted EBITDA for unconsolidated equity method investments and net earnings (loss) attributable to noncontrolling interests.

(2)
As permitted by the Company’s senior secured credit facility, certain pro forma financial information related to the acquisitions of Periscope, Inc. (“Periscope”) and Ivie & Associates, LLC (“Ivie”) were included in calculating the Debt Leverage Ratio as of March 31, 2019, and December 31, 2018:

(a)
As the acquisition of Periscope was completed on January 3, 2019, the $7.8 million pro forma Adjusted EBITDA represents the period from April 1, 2018, to January 2, 2019. Adjusted EBITDA for Periscope was calculated in a consistent manner with the calculation above for Quad. Periscope’s financial information has been consolidated within Quad’s financial results since the date of acquisition. If the nine months of pro forma Adjusted EBITDA for Periscope was not included in the calculation, the Company’s Debt Leverage Ratio would have been 3.05x as of March 31, 2019.

(b)
As the acquisition of Ivie was completed on February 21, 2018, the $2.9 million pro forma Adjusted EBITDA represents the period from January 1, 2018, to February 20, 2018. Adjusted EBITDA for Ivie was calculated in a consistent manner with the calculation above for Quad. Ivie’s financial information has been consolidated within Quad’s financial results since the date of acquisition. If the two months of pro forma Adjusted EBITDA for Ivie was not included in the calculation, the Company’s Debt Leverage Ratio would have been 2.27x as of December 31, 2018.

(3)
The Company had $70 million in cash and cash equivalents at December 31, 2018. Based on the Company’s typical year-end cash balance of approximately $10 million, Quad had $60 million of excess cash at December 31, 2018. If the excess cash was used to further pay down debt, the Debt Leverage Ratio would have been 2.11x at December 31, 2018.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
For the Three Months Ended March 31, 2019 and 2018
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Loss before income taxes and equity in loss (earnings) of unconsolidated entity	$(33.3)	$(7.1)

Restructuring, impairment and transaction-related charges	7.6	24.9
Employee stock ownership plan contribution	—	22.3
Loss on debt extinguishment	15.9	—
Adjusted net (loss) earnings, before income taxes (Non-GAAP)	(9.8)	40.1

Income tax (benefit) expense at 25% normalized tax rate	(2.5)	10.0
Adjusted net (loss) earnings (Non-GAAP)	$(7.3)	$30.1

Basic weighted average number of common shares outstanding	49.6	50.1
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	—	2.0
Diluted weighted average number of common shares outstanding (Non-GAAP)	49.6	52.1

Adjusted diluted (loss) earnings per share (Non-GAAP) (1)	$(0.15)	$0.58

Diluted loss per share attributable to Quad common shareholders (GAAP)	$(0.45)	$(0.07)
Restructuring, impairment and transaction-related charges per share	0.15	0.48
Employee stock ownership plan contribution per share	—	0.43
Loss on debt extinguishment per share	0.32	—
Income tax benefit from condensed consolidated statement of operations per share	(0.21)	(0.06)
Income tax benefit (expense) at 25% normalized tax rate per share	0.05	(0.19)
Other items from condensed consolidated statement of operations per share (2)	(0.01)	(0.01)
Adjusted diluted (loss) earnings per share (Non-GAAP) (1)	$(0.15)	$0.58
______________________________

(1)
Adjusted diluted (loss) earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) employee stock ownership plan contribution; (iii) loss on debt extinguishment; (iv) discrete income tax items; (v) equity in loss (earnings) of unconsolidated entity; and (vi) net loss attributable to noncontrolling interests.

(2)
Other items from condensed consolidated statement of operations per share is comprised of the diluted (loss) earnings per share impacts of equity in loss (earnings) of unconsolidated entity and net loss attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.